        Exhibit 99.1
Asure Announces First Quarter 2021 Results
AUSTIN, TX – May 10, 2021 – Asure (NASDAQ: ASUR), a leading provider of cloud-based Human Capital Management (HCM) software solutions, reported results for the first quarter ended March 31, 2021.
“Although the COVID-19 pandemic continues to impact our top line, our focus on helping small and mid-sized businesses grow is paying off, driving first quarter revenue up 20.5% sequentially, including recurring year-end W2/ACA revenue, and 4.5% year-over-year in a challenging environment. We are cautiously optimistic that momentum with our business will continue as economic conditions improve. Furthermore, visibility into our business outlook has improved to a point where we are comfortable reintroducing quarterly guidance. Our strategy has not changed, and we are still striving to generate 10% organic and 10% acquired revenue growth,” said Chairman and CEO Pat Goepel.

First Quarter 2021 Key Highlights

•Total Revenue of $19.8 Million, up 20.5% from fourth-quarter 2020 and 4.5% year-over-year
•Recurring Year-End W2/ACA Revenue* of $3.6 Million, up from $0 in fourth-quarter 2020 and $3.2 Million year-over-year
•EBITDA of $2.6 Million, up from $(1.6) Million in fourth-quarter 2020 and $2.0 Million year-over-year
•Non-GAAP EPS of $0.12, up from $0.00 in fourth-quarter 2020
•Small-business bookings increased more than 90% year-over-year and total booking increased over 20% year-over-year

First Quarter 2021 Financial Summary

	For the Three Months Ended			For the Three Months Ended
In thousands, except per share data	3/31/20	3/31/21	YoY (%) Change	12/31/20	3/31/21	Seq (%) Change
REVENUE
GAAP Revenue	$18,947	$19,802	4.5%	$16,430	$19,802	20.5%

GROSS PROFIT
GAAP Gross Profit	$11,107	$12,492	12.5%	$9,806	$12,492	27.4%
GAAP Gross Margin	58.6%	63.1%	7.6%	59.7%	63.1%	5.7%

Non-GAAP Gross Profit	$12,146	$13,655	12.4%	$10,911	$13,655	25.1%
Non-GAAP Gross Margin	64.1%	69.0%	7.6%	66.4%	69.0%	3.8%

EARNINGS
GAAP Net Income (Loss)	$(1,767)	$(1,598)	NM	$(5,842)	$(1,598)	NM
Non-GAAP Net Income (Loss)	$3,315	$2,242	(32.4)%	$(69)	$2,242	NM
GAAP Net Income (Loss) per share	$(0.11)	$(0.08)	NM	$(0.36)	$(0.08)	NM
Non-GAAP Net Income (Loss) per share	$0.21	$0.12	(44.0)%	$0.00	$0.12	NM

EBITDA
EBITDA	$2,002	$2,593	29.5%	$(1,559)	$2,593	NM
EBITDA Margin	10.6%	13.1%	23.9%	(9.5)%	13.1%	NM
Non-GAAP EBITDA	$4,285	$3,421	(20.2)%	$1,143	$3,421	199.3%
Non-GAAP EBITDA Margin	22.6%	17.3%	(23.6)%	7.0%	17.3%	148.3%

Financial Commentary

_________
*Notes:
•Non-GAAP financial measures are reconciled to GAAP in the tables set forth in this release.
•NM indicates Not Meaningful Information
•Note that first quarters are seasonally strong as Recurring Year-End W2/ACA revenue is recognized in this period.

“First quarter’s financial results were encouraging. While our view on the overall U.S. economy’s impact on small business remains tempered, Asure has a clear strategy for growth and we remain focused on its execution. We feel that we are well positioned for growth as the economy transitions back to normal conditions," said CFO John Pence.

Asure delivered the following results for its first quarter ended March 31, 2021:

Revenue: Total revenue for the first quarter of 2021 was $19.8 million, an increase of 4.5% from $18.9 million in the year-ago period and an increase of 20.5% from $16.4 million in fourth-quarter 2020. Recurring year-end W2/ACA revenue of $3.6 million was up from $0 in fourth-quarter 2020 and $3.2 million year-over-year. Revenue mix for the quarter was comprised primarily of recurring revenue, which represented 97% of total revenue with professional services, hardware and other revenue representing the remaining 3%.

Gross Profit: GAAP gross profit for the first quarter of 2021 was $12.5 million (63.1% margin), an increase from $11.1 million (58.6% margin) in the year-ago period. Non-GAAP gross profit for the first quarter of 2021 was $13.7 million (69.0% margin), an increase from $12.1 million (64.1% margin) in the year-ago period.

Earnings (Loss) per Share: GAAP loss per share was $(0.08), compared with $(0.11) in the year-ago period. Non-GAAP earnings per share were $0.12, compared with $0.21 in the year-ago period.

EBITDA: EBITDA was $2.6 million (13.1% margin), representing an increase from $2.0 million (10.6% margin) in the year-ago period. Non-GAAP EBITDA was $3.4 million (17.3% margin), representing a decline from $4.3 million (22.6% margin) in the year-ago period.

New Customer Initiative:

Employee Retention Tax Credit (ERTC) Solution: As part of our efforts to help our 80,000 SMB clients maximize the COVID stimulus available to them, we recently introduced an ERTC solution so they can begin growing again. ERTC became law as part of the CARES Act and included tax credits for businesses to retain employees during the pandemic. The  ERTC is a refundable tax credit that can be claimed when eligible employers report their total qualified wages for purposes of the ERTC for each calendar quarter on their federal employment tax returns. Due to new legislation, employers can now retroactively claim the ERTC even if they previously received PPP funds.

For more information, please visit www.asuresoftware.com/ERTC.

Second Quarter 2021 Guidance

We are providing the following guidance after delivering our first quarter results. This outlook reflects our current view regarding the speed and timing of the economic recovery from the COVID-19 pandemic.

2Q21 Guidance		Range
Revenue	$16.50	Million to	$17.00	Million
Non-GAAP EBITDA	$ 0.70	Million to	$0.90	Million
Non-GAAP EPS	$(0.03)	to	$(0.01)

Conference Call Details

Asure management will host a conference call today, Monday, May 10, at 4:30pm Eastern time (3:30pm Central time). Asure Chairman and CEO Pat Goepel as well as CFO John Pence will host the conference call, followed by a question and answer session.

U.S. dial-in: (877) 853-5636
International dial-in: (631) 291-4544
Conference ID: 8369970

The conference call will be broadcast live and available for replay via the investor relations section of the company's website.

*Non-GAAP Financial Measures. This press release includes information about non-GAAP Net Income (Loss), non-GAAP Net Income (Loss) per share, non-GAAP tax rates, non-GAAP gross profit, EBITDA, EBITDA margin, non-GAAP EBITDA, and non-GAAP EBITDA margin (collectively the "non-GAAP financial measures"). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. Non-GAAP financial measures are reconciled to GAAP in the tables set forth in this release.

EBITDA differs from GAAP Net Income (Loss) in that it excludes items such as interest, tax, depreciation, and amortization. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Non-GAAP EBITDA differs from EBITDA in that it excludes share-based compensation, and one-time expenses. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Non-GAAP Net Income (Loss) per share differs from GAAP Net Income (Loss) per share in that it assumes a 0% non-GAAP tax rate, uses diluted share counts, and excludes items such as amortization, share-based compensation, and one-time expenses.

Non-GAAP gross profit differs from GAAP gross profit in that it excludes amortization, share-based compensation, and one-time items.

Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company's performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company's results in the same way management does.

Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company's operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company's business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company's relative performance against other companies that also report non-GAAP operating results.

Specifically, management is excluding the following items from its non-GAAP earnings per share, as applicable, for the periods presented in the first quarter 2021 financial statements:

Share-Based Compensation Expenses. The company's compensation strategy includes the use of share-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, share-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Amortization of Purchased Intangibles. The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Income Tax Effects and Adjustments. Beginning in first quarter 2018, the company started using a fixed projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and non-cash tax effects of acquired goodwill and amortization, since each of these can vary in size and frequency. This tax rate could be subject to change for a variety of reasons, such as significant changes in the acquisition activity or fundamental tax law changes in major jurisdictions where the company operates. The company re-evaluates this tax rate on an annual basis or when any significant events that may materially affect this rate occur. The non-GAAP tax rate is currently projected to be approximately zero (0.0) percent.

Amortization of Capitalized Internal-Use Software, Acquisition-Related, and One-Time Expenses. The company’s non-GAAP financial measures exclude amortization of internal-use capitalized software costs and acquisition-related expenses as well as one-time expenses, such as material tax credits, material interest-expense credits, severance, recruitment, proforma adjustments of the impact of post-sale HCM restructuring, and relocation.

About Asure

Asure (NASDAQ: ASUR) sees Human Capital Management (HCM) through the lens of entrepreneurs and executives with an owner’s mentality. We help more than 80,000 small and mid-sized businesses develop their “Human Capital” to get to the next level, stay compliant, and allocate their time, money and technology toward growth. Asure HCM solution includes Asure Payroll & Tax, Asure HR, and Asure Time & Attendance. Our Asure HR Services offering ranges from online compliance tools to a fully outsourced HR department. Visit us at asuresoftware.com.

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, share-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company's results could differ materially from the results expressed or implied by the forward-looking statements we make.

This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, share-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company's results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include -- but are not limited to -- risks associated with possible fluctuations in the company's financial and operating results; the company's rate of growth and anticipated revenue run rate, including impact of the current environment, the spread of major epidemics (including Coronavirus) and other related uncertainties such as government-imposed travel restrictions, interruptions to supply chains and extended shut down of businesses, reductions in employment and an increase in business failures, specifically among our clients, the company's ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; foreign currency exchange rates; errors, interruptions or delays in the company's services or the company's Web hosting; breaches of the company's security measures; changes in the forgiveness provisions for loans under the Paycheck Protection Program; domestic and international regulatory developments, including changes to or applicability to our business of privacy and data securities laws, money transmitter laws and anti-money laundering laws; the financial and other impact of any previous and future acquisitions; the nature of the company's business model, including risks related to government contracts; the company's ability to continue to release, gain customer acceptance of and provide support for new and improved versions of the company's services; successful customer deployment and utilization of the company's existing and future services; changes in the company's sales cycle; competition; various financial aspects of the company's subscription model; unexpected increases in attrition or decreases in new business; the company's ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, including the compliance with United States export control laws, the company's ability to hire, retain and motivate employees and manage the company's growth; changes in the company's customer base; technological developments; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; unanticipated changes in the company's effective tax rate; factors affecting the company's outstanding convertible notes, term loan, and revolving credit facility; fluctuations in the number of company shares outstanding and the price of such shares; collection of receivables; interest rates; factors affecting the company's deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company's real estate and office facilities space; and general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards. Further information on these and other factors that could affect the company's financial results is included in the reports on Forms 10-K, 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company's website at investor.asuresoftware.com. Asure Software assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Further information on these and other factors that could affect the company's financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company's website at investor.asuresoftware.com

Asure assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2021 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,290	$28,577
Accounts receivable, net of allowance for doubtful accounts of $1,909 and $2,194 at March 31, 2021 and December 31, 2020, respectively	3,873	3,354
Inventory	349	449
Prepaid expenses and other current assets	3,372	3,284
Total current assets before funds held for clients	31,884	35,664
Funds held for clients	254,492	321,069
Total current assets	286,376	356,733
Property and equipment, net	8,662	8,281
Goodwill	73,958	73,958
Intangible assets, net	61,646	64,552
Operating lease assets, net	6,354	6,450
Other assets, net	4,107	3,953
Total assets	$441,103	$513,927
Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable	$11,901	$12,310
Accounts payable	750	1,288
Accrued compensation and benefits	3,610	2,916
Operating lease liabilities, current	1,985	1,833
Other accrued liabilities	1,064	1,380
Contingent purchase obligation	3,880	3,880
Deferred revenue	1,605	4,343
Total current liabilities before client fund obligations	24,795	27,950
Client fund obligations	254,241	320,577
Total current liabilities	279,036	348,527
Long-term liabilities:
Deferred revenue	86	111
Deferred tax liability	985	888
Notes payable, net of current portion	10,683	12,225
Operating lease liabilities, noncurrent	5,076	5,366
Other liabilities	586	1,157
Total long-term liabilities	17,416	19,747
Total liabilities	296,452	368,274
Commitments
Stockholders’ equity:
Preferred stock, $0.01 par value; 1,500 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 44,000 and 22,000 shares authorized; 19,405 and 19,354 shares issued, 19,021 and 18,970 shares outstanding at March 31, 2021 and December 31, 2020, respectively	194	193
Treasury stock at cost, 384 shares at March 31, 2021 and December 31, 2020	(5,017)	(5,017)
Additional paid-in capital	420,561	419,827
Accumulated deficit	(271,552)	(269,954)
Accumulated other comprehensive income	465	604
Total stockholders’ equity	144,651	145,653
Total liabilities and stockholders’ equity	$441,103	$513,927

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Revenue:
Recurring	$19,242	$18,436
Professional services, hardware and other	560	511
Total revenue	19,802	18,947
Cost of Sales	7,310	7,840
Gross profit	12,492	11,107
Operating expenses:
Sales and marketing	3,611	3,575
General and administrative	6,498	5,522
Research and development	1,124	1,174
Amortization of intangible assets	2,528	2,349
Total operating expenses	13,761	12,620
Loss from operations	(1,269)	(1,513)
Other expenses
Interest (expense) income and other, net	(224)	(235)
Loss from operations before income taxes	(1,493)	(1,748)
Income tax expense	105	19
Net loss	(1,598)	(1,767)
Other comprehensive income:
Unrealized gain on marketable securities	(139)	65
Comprehensive loss	$(1,737)	$(1,702)

Basic and diluted net loss per share
Basic	$(0.08)	$(0.11)
Diluted	$(0.08)	$(0.11)

Weighted average basic and diluted shares
Basic	19,007,000	15,727,000
Diluted	19,007,000	15,727,000

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(1,598)	$(1,767)
Adjustments to reconcile loss to net cash (used in) provided by operations:
Depreciation and amortization	3,862	3,516
Amortization of operating lease assets	421	386
Amortization of debt financing costs and discount	30	75
Provision for doubtful accounts	1	75
Provision for deferred income taxes	98	8
Gain on modification of debt	—	(36)
Share-based compensation	626	438
Changes in operating assets and liabilities:
Accounts receivable	(210)	806
Inventory	44	84
Prepaid expenses and other assets	(552)	(900)
Accounts payable	(538)	(982)
Accrued expenses and other long-term obligations	(195)	(1,392)
Operating lease liabilities	(462)	(405)
Deferred revenue	(2,762)	(3,309)
Net cash used in operating activities	(1,235)	(3,403)
Cash flows from investing activities:
Acquisition of intangible asset	—	(1,823)
Purchases of property and equipment	(48)	(241)
Software capitalization costs	(1,233)	(844)
Net change in funds held for clients	66,439	27,714
Net cash provided by investing activities	65,158	24,806
Cash flows from financing activities:
Payments of notes payable	(1,981)	(1,784)
Debt financing fees	—	(20)
Net proceeds from issuance of common stock	108	106
Net change in client fund obligations	(66,337)	(27,751)
Net cash used in financing activities	(68,210)	(29,449)
Net decrease in cash and cash equivalents	(4,287)	(8,046)
Cash and cash equivalents at beginning of period	28,577	28,826
Cash and cash equivalents at end of period	$24,290	$20,780

Reconciliation of GAAP to Non-GAAP
(In thousands, except for per shared data)

	Q1	Q2	Q3	Q4	Total	Q1
	2020	2020	2020	2020	2020	2021
Total Revenue	$18,947	$14,115	$16,015	$16,430	$65,507	$19,802

GAAP to Non-GAAP Gross Profit
GAAP Gross Profit	$11,107	$8,107	$9,073	$9,806	$38,093	$12,492
GAAP Gross Margin	58.6%	57.4%	56.7%	59.7%	58.2%	63.1%
Share-based Compensation	$22	$21	$33	$24	$100	$23
Depreciation	$495	$537	$787	$703	$2,522	$762
Amortization - intangibles	$431	$397	$397	$379	$1,604	$379
One Time Product Royalties	$91	$67	$0	$0	$158	$0
Non-GAAP Gross Profit	$12,146	$9,130	$10,290	$10,911	$42,477	$13,655
Non-GAAP Gross Margin	64.1%	64.7%	64.3%	66.4%	64.8%	69.0%

GAAP NI to Non-GAAP EBITDA
GAAP Net Income (Loss)	$(1,767)	$(3,944)	$(4,759)	$(5,842)	$(16,311)	$(1,598)
Interest Expense & Other, Net	$235	$164	$408	$279	$1,086	$224
Taxes based on a 0% tax rate	$19	$377	$(325)	$266	$337	$105
Depreciation	$735	$793	$1,043	$934	$3,504	$956
Amortization - intangibles	$2,780	$2,746	$2,821	$2,804	$11,151	$2,907
EBITDA	$2,002	$136	$(812)	$(1,559)	$(232)	$2,593
EBITDA Margin	10.6%	1.0%	(5.1)%	(9.5)%	(0.4)%	13.1%
Share-based Compensation	$438	$588	$707	$631	$2,365	$626
One Time Expenses	$1,845	$685	$1,117	$2,071	$5,718	$202
Non-GAAP EBITDA	$4,285	$1,409	$1,012	$1,143	$7,850	$3,421
Non-GAAP EBITDA Margin	22.6%	10.0%	6.3%	7.0%	12.0%	17.3%

GAAP NI to Non-GAAP NI
GAAP Net Income (Loss)	$(1,767)	$(3,944)	$(4,759)	$(5,842)	$(16,311)	$(1,598)
Share Count	15,727	15,779	15,873	16,258	15,910	19,007
GAAP EPS	$(0.11)	$(0.25)	$(0.30)	$(0.36)	$(1.03)	$(0.08)
Share-based Compensation	$438	$588	$707	$631	$2,365	$626
Amortization - intangibles	$2,780	$2,746	$2,821	$2,804	$11,151	$2,907
One Time Expenses	$1,845	$685	$1,117	$2,071	$5,718	$202
Taxes based on a 0% tax rate	$19	$377	$(325)	$266	$337	$105
Non-GAAP Net Income (Loss)	$3,315	$452	$(439)	$(69)	$3,260	$2,242
Share Count	15,914	15,899	15,873	16,258	16,013	19,200
Non-GAAP EPS	$0.21	$0.03	$(0.03)	$0.00	$0.20	$0.12

Investor Relations Contact:
Jeff Houston
Corporate Development
(512) 437-2349
Jeff.Houston@asuresoftware.com